Exhibit 10.1
Execution Copy
DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT

This Director Appointment and Nomination Agreement, dated as of February 12, 2024 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group,” and each individually a “member” of the Icahn Group), American Electric Power Company, Inc. (the “Company”) and solely with respect to the provisions applicable to the New Independent Director, Henry P. Linginfelter (the “New Independent Director”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.Board Representation and Board Matters.

(a)The Company and the Icahn Group agree as follows:

(i)On or prior to February 12, 2024, the Company shall take or shall have taken all necessary action to increase the size of the Board of Directors of the Company (the “Board”) by two seats, and to appoint the New Independent Director and Hunter Gary (the “Icahn Designee”) to fill the resulting vacancies, each with a term expiring at the 2024 annual meeting of shareholders of the Company (the “2024 Annual Meeting”). Prior to such date as the Icahn Designee is appointed to the Board, the Icahn Group shall not request and the Company shall not provide any material non-public information relating to or involving the Company to the Icahn Group.

(ii)The Company shall take all necessary action to nominate twelve (12) directors for election at the 2024 Annual Meeting (including the New Independent Director and, unless a Regulatory Denial (as defined below) has occurred, the Icahn Designee) and effective as of the 2024 Annual Meeting the size of the Board will be decreased by two seats such that there are only twelve (12) members of the Board at such time.

(iii)From and after the date of this Agreement until such time as the Icahn Group no longer has an Icahn Designee (or any Replacement Designee (as defined below)) on the Board, the Icahn Group, the Icahn Designee and any Replacement Designee agree that none of them or any of their Affiliates or Associates (each as defined below) will exercise, or take any action that would constitute exercising, substantial influence or control over the Company or any of its subsidiaries; it being understood and agreed that the good faith discharge by the Icahn Designee of his fiduciary duties solely in his role as director of the Company (including, without limitation, by voting at Board and Committee meetings following such time that all Regulatory Approvals have been obtained) shall in no event be deemed to constitute the exercise of substantial influence or control over the Company or any of its subsidiaries.

(iv)Until such time as all Regulatory Approvals (as defined below) are obtained, no Icahn Designee (or Replacement Designee) serving as a member of the Board shall have the right to vote at any meeting of the Board or any Board Committees.

(v)As soon as practicable following the time of occurrence of any Regulatory Denial, the Icahn Designee (including any Replacement Designee) shall resign from the Board (and the Icahn Group shall cause the Icahn Designee and any

Replacement Designee to promptly take such action). The term “Regulatory Denial” shall mean that any regulatory authority which regulates the Company and/or any of its subsidiaries and/or operations (a “Regulatory Authority” and, collectively, “Regulatory Authorities”) has, following the earlier of (i) exhaustion of all available regulatory and subsequent court appeals processes, and (ii) January 1, 2025, (x) required the termination of one or more Icahn Designee (or any Replacement Designee) as a director of the Company, (y) denied or declined to grant any required approvals or clearances necessary to permit the Icahn Designee (or any Replacement Designee) to remain a director of the Company in accordance with this Agreement or (z) included an Unacceptable Condition (as defined below) to any such approval or clearance. “Unacceptable Condition” means any condition, term, commitment, sanction, undertaking, concession or requirement, including a divestiture, rate credit, rate change, operational investment, financial payment, governance requirement, subsidiary board of director change, audit, independent monitor, dividend restriction or limitation, or any ringfencing or financial protection condition, which, individually or in the aggregate, in the opinion of the Company or the Icahn Group, in each case acting reasonably and in good faith, would cause an effect that is more than de minimis on the Company, any of its subsidiaries or affiliates, or any member of the Icahn Group. In the event that any Regulatory Authority shall require the termination of one or more Icahn Designee (or any Replacement Designee) as a director of the Company, (x) each of the Company and the Icahn Group shall cooperate pursuant to Section 1(a)(vii) below to obtain all necessary Regulatory Approvals to permit such Icahn Designee(s) to promptly rejoin the Board and (y) in the interim, the Company shall appoint to the Board, in replacement of each such Icahn Designee, an independent director who is not affiliated with the Icahn Group and who is reasonably acceptable to both the Icahn Group and the Company, and who shall resign from the Board promptly upon such time, if any, that such Icahn Designee is permitted to rejoin the Board.

(vi)Unless a Regulatory Denial shall have occurred, the Company shall use reasonable best efforts to cause the election of the Icahn Designee and the New Independent Director at the 2024 Annual Meeting (including by (x) recommending that the Company’s shareholders vote in favor of the election of the Icahn Designee and the New Independent Director, (y) including the Icahn Designee and the New Independent Director in the Company’s proxy statement and proxy card for the 2024 Annual Meeting, and (z) otherwise supporting the Icahn Designee and the New Independent Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies, regarding any matter, including the election of directors, with respect to the 2024 Annual Meeting.

(vii)That, until January 1, 2025, the Company and the Icahn Group will each use all reasonable efforts (including the exhaustion of all available appeals processes) to (x) obtain all approvals and clearances of the Regulatory Authorities necessary to permit the Icahn Designee (and any Replacement Designee) to remain a director of the Company (or to rejoin the Board, as applicable), to vote at meetings of the Board or any Board Committee and to take the other actions contemplated by this Agreement and the Confidentiality Agreement on terms which are acceptable to each of the Company and the Icahn Group (the “Regulatory Approvals”), and (y) oppose all actions of the Regulatory Authorities which constitute or could reasonably be expected to give rise to a Regulatory Denial or an Unacceptable Condition, and the Company and the Icahn Group will cooperate fully with each other in promptly seeking to obtain all such approvals and clearances, including in each case by causing their respective directors, officers, employees and agents to testify and provide requested documentation, as applicable (the Company and the Icahn Group believing that the Icahn Designee remaining as directors of the Company would be desirable and beneficial to the Company).

(viii)As a further condition to the Icahn Designee’s (and any Replacement Designee’s) and the New Independent Director’s appointment to the Board and subsequent nomination for election, the Icahn Designee and the New Independent Director each agree (and the Icahn Group agrees to cause the Icahn Designee and any Replacement Designee) to provide to the Company prior to such nomination and on an ongoing basis while serving as a member of the Board such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board (or as otherwise required with respect to the Icahn Designee in connection with the pursuit of the Regulatory Approvals) in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”).

(ix)That, subject to Sections 1(a)(v) above and 1(c) below, should any Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of shareholders subsequent to the 2024 Annual Meeting, as a result of which the Icahn Group’s replacement rights pursuant to this Section 1(a)(ix) shall terminate with respect to such Icahn Designee), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”). Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement.

(x)For the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(ix) shall not be considered unreasonably withheld if such replacement does not: (A) qualify as “independent” pursuant to the Nasdaq Rules (as defined below), (B) have the relevant financial and business experience to be a director of the Company, (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or in accordance with such additional or amended guidelines and policies approved by the Board that are applicable to all directors or non-

employee directors of the Company, or (D) confirm in writing that their appointment is in compliance with Section 305 of the Federal Power Act and is not inconsistent with the requirements of Section 8 of the Clayton Act (collectively clauses (A) through (D), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designee from becoming a director had such criteria been in effect as of the date of this Agreement, and (ii) based upon the information which the Icahn Group and the Icahn Designee have provided, the Company acknowledges that Mr. Gary satisfies the requirements of Section 1(a)(x)(B).

(xi)That (1) for any annual meeting of shareholders subsequent to the 2024 Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty-five (35) calendar days before the advance notice deadline set forth in the Company’s Bylaws whether the Icahn Designee will be nominated by the Company for election as director at such annual meeting and (2) if the Icahn Designee is to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Designee so nominated by the Company (including by (x) recommending that the Company’s shareholders vote in favor of the election of the Icahn Designee, (y) including the Icahn Designee in the Company’s proxy statement and proxy card for such annual meeting and (z) otherwise supporting the Icahn Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies, regarding any matter, including the election of directors, with respect to any such annual meeting at which the Company has nominated the Icahn Designee and such Icahn Designee have consented to being named, and are named, in the proxy statement relating to such annual meeting.

(xii)That as of the date of this Agreement, the Company represents and warrants that, (y) prior to the Board appointing the Icahn Designee and the New Independent Director as directors, the Board is composed of 12 directors and that there are no vacancies on the Board, and (z) immediately after the Board appoints the Icahn Designee and the New Independent Director as directors, the Board will be composed of 14 directors and that there will be no vacancies on the Board.
(xiii)That from and after the date of this Agreement, so long as the Icahn Designee is a member of the Board and the applicable Regulatory Approvals have been obtained, without the approval of the Icahn Designee then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), the Board shall not form any new committee (other than committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designee and the Company), without offering to the Icahn Designee the opportunity to be a member of such committee (it being understood and agreed that if any such new committee is formed prior to the Regulatory Approvals having been obtained, the Icahn Designee shall receive notice of, and the right to attend, all meetings thereof in a non-voting capacity). Notwithstanding anything to the contrary in this Agreement, once the applicable Regulatory Approvals have been obtained, any Board consideration of the appointment and the employment termination of the President and Chief Executive Officer and Chief Financial Officer, mergers and acquisitions of material assets, or dispositions of material assets, or similar material business combination transactions, voting with respect thereto shall take place only at the full Board level or in Board committees of which the Icahn Designee is a member (it being understood and agreed that if any such matters are to be considered by any committee prior to the Regulatory Approvals having been obtained, the Icahn Designee shall receive notice of, and the right to attend, all meetings thereof in a non-voting capacity); provided that for the avoidance of doubt, nothing in this Agreement changes, amends, or modifies the authority, duties and obligations of the Human Resources Committee of the Board.

(xiv)the Icahn Designee agrees that he or she will recuse himself from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designee and the New Independent Director, based solely upon the representations provided by the Icahn Group in Section 7 of this Agreement and the information provided to the Board by the Icahn Designee and the New Independent Director in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of Nasdaq (the “Nasdaq Rules”), and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As applicable, the Icahn Designee, the New Independent Director (and the Replacement Designee) will comply with any additional requirements under the federal securities laws with respect to any specific committee, including the audit committee.

(xv)That (a) from and after the time the Icahn Designee and the New Independent Director are members of the Board the Icahn Designee and the New Independent Director shall be covered by the same indemnification, advancement of expenses, and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company and (b) from and after the time the Icahn Designee are no longer members of the Board, they will be entitled to the same indemnification, advancement of expenses, and insurance provisions and coverage as are applicable to former directors of the Company.

(xvi)Concurrently with their appointments to the Board pursuant to Section 1(a)(i) and subject to compliance with all stock exchange rules, and the requirements of the federal securities laws, the Board will consider appropriate appointments for the Icahn Designee and the New Independent Director to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designee is a member of the Board (including, for the avoidance of doubt, prior to the Regulatory Approvals being obtained), the Icahn Designee shall have the same rights as any other director of the Company with respect to being permitted to attend (as an observer and without voting rights) any Board committee meeting regardless of whether such director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Icahn Designee executes, and subject to his compliance with, the Confidentiality Agreement), where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Icahn Designee’s attendance would jeopardize any legal privilege.

(b)At all times from the date of this Agreement through the termination of their service as a member of the Board, each of the Icahn Designee and the New Independent Director shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designee and the New Independent Director have been provided written copies in advance (or which have been filed with the United States Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including the Company’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Principles of Corporate Governance of the Board of Directors, Political Engagement Policy, Insider Trading Policy, Related Person Transaction Approval Policy, and other corporate governance policies (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designee and the New Independent Director is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company and its shareholders. For the avoidance of doubt, the Parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group, other than the Icahn Designee in his capacity as a member of the Board.

(c)Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position of at least 2,675,000 shares of common stock, $6.50 par value per share, of the Company (“Common Shares”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) the Icahn Designee (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee.
The Icahn Group, upon request, shall advise the Company of the Net Long Position of the Icahn Group and the Icahn Affiliates within 5 days of such request, unless such position is the same as the ownership positions publicly reported on an Icahn Group Schedule 13D and amendments thereto, if filed with the SEC.

For purposes of this Agreement: the term “Net Long Position” shall mean: such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

The Icahn Designee shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause the Icahn Designee (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.

(d)From and after the date of this Agreement until such time as the Icahn Group no longer has an Icahn Designee (or any Replacement Designee (as defined below)) on the Board, subject to his execution and delivery of, and compliance with, the Confidentiality Agreement, Andrew J. Teno shall have the right to serve as an observer to the Board in accordance with the terms of this Agreement. Subject to the other provisions of this paragraph, Mr. Teno shall receive, contemporaneous with their distribution to the Board, copies of all documents distributed to the Board, including notice of all meetings of the Board, all written consents of the Board, all materials prepared for consideration at any meeting of the Board, and all minutes related to each meeting of the Board. Subject to the other provisions of this paragraph, Mr. Teno shall be permitted to attend and reasonably participate, but not vote, at all meetings of the Board (whether such meetings are held in person, telephonically or otherwise) but shall not have other rights of a member of the Board. Mr. Teno shall confirm his attendance at any such meeting as promptly as practicable following receipt of the notice of such meeting (and, in any event, at least three (3) business days prior to the meeting). Notwithstanding the foregoing, the Company reserves the right to exclude Mr. Teno from access to any document, material or meeting or portion thereof if, and only to the extent that, (i) the Company reasonably determines that (x) such exclusion is necessary to preserve any attorney-client privilege or in order to comply with (or to not reasonably be expected to violate) any law, rule or regulation (including any rule or regulation of the Nasdaq) applicable to the Company or its subsidiaries or (y) such document, material or meeting or portion thereof does not concern the corporate strategy and financial and operational performance of the Company or mergers and other acquisitions of material assets, dispositions of material assets or similar material business combination transactions, (ii) the Board reasonably determines, from a governance perspective, that it would be more appropriate for it to meet in executive session without Mr. Teno present or (iii) the Icahn Designee is not entitled to receive such documents or material or to attend such meeting (including as a result of recusal in accordance with Section 1(a)(xiv)).

(e)So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position of at least 5,350,000 Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 10.0% of the then-outstanding Common Shares, unless the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 9.99% of the then‑outstanding Common Shares. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to shareholders of the Company, other than ratably to all shareholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.

2.Additional Agreements.

(a)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2024 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities (as defined below) owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the 2024 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2024 Annual Meeting, to be present for quorum purposes and to be voted, at the 2024 Annual Meeting or at any adjournment or postponement thereof, (A) for each nominee recommended by the Board for election at the 2024 Annual Meeting, (B) against any nominees that are not nominated by the Board for election at the 2024 Annual Meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For,” “Against” or “Abstaining” from any other proposals at the 2024 Annual Meeting.

(b)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, for any annual meeting or special meeting of shareholders subsequent to the 2024 Annual Meeting, if the Board has agreed to nominate the Icahn Designee (or Replacement Designee) then serving on the Board for election at such annual meeting or special meeting and the Icahn Designee have consented to be nominated at such annual meeting or special meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable annual meeting or special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such annual meeting or special meeting, to be present for quorum purposes and to be voted at such annual meeting or special meeting or at any adjournment or postponement thereof, (A) for each director recommended by the Board for election at such annual meeting or special meeting, (B) against any nominees that are not nominated by the Board for election at such annual meeting or special meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For,” “Against” or “Abstaining” from any other proposals at any annual meeting or special meeting following the 2024 Annual Meeting.

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (A) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (B) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

3.Icahn Group Restrictions.

(a)From and after the date hereof, until the later of (x) 30 days before the last day of the nomination deadline for shareholders to nominate candidates for the annual meeting following the 2024 Annual Meeting and (y) 30 days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly (it being understood that the foregoing shall not restrict the Icahn Designee from discussing the matters set forth below with other members of the Board in their capacity as directors):

(i)acquire, offer or propose to acquire any Common Shares (or beneficial ownership thereof), or rights or options to acquire any Common Shares (or beneficial ownership thereof) if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, have beneficial ownership of more than 4.9% of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;

(ii)form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;

(iii)present (or request to present) at any annual meeting or any special meeting of the Company’s shareholders, any proposal for consideration for action by shareholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of shareholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iv)grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Common Shares in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except for the voting obligations provided in Sections 2(a) or (b);

(v)call or seek to call any special meeting of the Company or action by consent resolutions;

(vi)institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company (other than to enforce the provisions of this Agreement) or make any request under Section 624 of the New York Business Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(vii)separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction which is made for all Common Shares and is available on the same terms to the holders of all Common Shares; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, combination or majority share acquisition, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution; provided that this Section 3(a)(vii) shall not prevent an Icahn Designee acting in his or her capacity as a director of the Company from raising such matter privately at the Board;

(viii)seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(ix)make any public communication in opposition to (A) any merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;

(x)seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of shareholders, other than the voting obligations provided in Sections 2(a) or (b);

(xi)make any public proposal or request with respect to (A) controlling, changing or influencing the Board or management of the Company or its subsidiaries, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company or its subsidiaries, (C) any other material change in the Company’s management, business or corporate or governance structure or (D) any waiver, amendment or modification to the Company’s Articles of Incorporation or Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy;

(xii)publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(xiii)encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.

(b)Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) the Company or the Company’s respective current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.

4.Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit B (the “Press Release”). The Icahn Group will not issue a separate press release. During the Standstill Period, the Company shall have an opportunity to review in advance any Schedule 13D filing made by the Icahn Group on or after the date of this Agreement, and the Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement. The Icahn Group understands that the Company may notify certain state regulatory authorities in advance of the issuance of the Press Release.

5.Confidentiality Agreement. The Company agrees that: (i) the Icahn Designee is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit C (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company and cause the Icahn Designee (and Replacement Designee) to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time an Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Carl Icahn with respect to non-privileged matters (upon the advice of internal or outside counsel), and the Company confirms that it will advise members of the Board, including the Icahn Designee, that they may, but are not obligated to, speak to Carl Icahn with respect to non-privileged matters (but subject to the Confidentiality Agreement), if they are willing to do so and subject to their fiduciary duties and Company Policies (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group or involve any privileged matters). Further, the Icahn Group acknowledges that it is aware that its obligations under the federal securities laws (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning the Company, from trading, purchasing or selling the Company’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

6.Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite corporate, entity or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party.

7.Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially owns, an aggregate of 5,350,000 Common Shares, (b) except as set forth in the preceding clause (a), no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure (including through Synthetic Positions) to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d 3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), (c) no member of the Icahn Group has any knowledge of any other shareholder of the Company that intends to submit a notice to the Company to nominate directors at the 2024 Annual Meeting and (d) except as has been disclosed to the Company, the New Independent Director does not have a material relationship with the Icahn Group or any Icahn Affiliate (as defined below), including by employment (including as a board member) by any member of the Icahn Group or any Icahn

Affiliate. The Icahn Group represents and warrants that the appointment of the Icahn Designee will be in compliance with Section 305 of the Federal Power Act.

8.Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other entity which is a shareholder of the Company, except for the Icahn Group, and (b) the date for the 2024 Annual Meeting is scheduled for April 23, 2024 (and shall, in any event, be held no later than May 25, 2024). Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other shareholder of the Company to avoid a proxy or similar contest with such shareholder at the 2024 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.

9.Representations and Warranties of the New Independent Director. The New Independent Director represents and warrants that, except as has been disclosed to the Company, he or she does not have a material relationship with the Icahn Group or any Icahn Affiliate (as defined below), including by employment (including as a board member) by any member of the Icahn Group or any Icahn Affiliate.

10.Limitations on Sale. No member of the Icahn Group shall execute or offer to execute a block sale (or series of related block sales) that aggregate to 4.9% or more of the outstanding Common Shares (or any voting rights decoupled from such shares) to any person or “group” (as defined under Section 13(d) of the Exchange Act) unless (a) such person or group has not filed a Schedule 13D with the SEC in respect of its ownership of securities of the Company and does not have an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism) and (b) such member of the Icahn Group reasonably believes that such person or group would not, as a result of the acquisition of such securities, be required to file a Schedule 13D in respect of its ownership of securities of the Company or obtain an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism).

11.Miscellaneous. Following the appointment of the Icahn Designee to the Board pursuant to Section 1(a)(i), this Agreement shall thereafter terminate and be of no further force or effect at such time, if any, following the 2024 Annual Meeting that (a) no Icahn Designee serves on the Board and (b) the Icahn Group is no longer entitled to designate a Replacement Designee for any Icahn Designee; except that Section 3 shall terminate at the end of the Standstill Period. The parties to this Agreement recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts of the State of New York located in New York City. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of New York located in New York City, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

12.No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

14.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, OH 43215-2373
Attention: David M. Feinberg, EVP, General Counsel and Secretary
Email: dmfeinberg@aep.com

With copies to (which shall not constitute notice):

Simpson, Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Eric Swedenburg
Matthew Gabbard
Emails: eswedenburg@stblaw.com
matthew.gabbard@stblaw.com

if to the Icahn Group:

Icahn Capital LP
16690 Collins Avenue, Penthouse Suite
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: jlynn@sfire.com

15.Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

16.Counterparts. This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

17.Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

18.No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

19.Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

20.Interpretation and Construction. Each of the parties to this Agreement acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation”

in all instances. In all instances, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “Synthetic Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any equity securities of the Company or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of any equity securities of the Company and that increases in value as the market price or value of any such securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of any such securities, in each case regardless of whether (i) it conveys any voting rights in such securities to any Person, (ii) it is required to be or capable of being settled, in whole or in part, in cash or in equity securities of the Company or otherwise or (iii) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

American Electric Power Company, Inc.

By: /s/ Julie Sloat
Name: Julie Sloat
Title: Chair, President and Chief Executive
Officer
[Signature Page to Director Appointment and Nomination Agreement]

ICAHN GROUP

CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

HUNTER GARY

/s/ Hunter Gary
Hunter Gary

HENRY P. LINGINFELTER

/s/ Henry P. Linginfelter
Henry P. Linginfelter

ANDREW TENO

/s/ Andrew Teno
Andrew Teno

ICAHN PARTNERS LP

By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer
[Signature Page to Director Appointment and Nomination Agreement]

ICAHN ENTERPRISES G.P. INC.

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

IPH GP LLC

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

ICAHN CAPITAL LP

By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN ONSHORE LP

By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN OFFSHORE LP

By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

[Signature Page to Director Appointment and Nomination Agreement]

BECKTON CORP

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Vice President
[Signature Page to Director Appointment and Nomination Agreement]

SCHEDULE A

Carl C. Icahn

Hunter Gary

Andrew Teno

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Enterprises G.P. Inc.

Icahn Enterprises Holdings L.P.

IPH GP LLC

Icahn Capital LP

Icahn Onshore LP

Icahn Offshore LP

Beckton Corp.

EXHIBIT A

FORM OF RESIGNATION

February 12, 2024

Board of Directors
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, OH 43215-2373

Re: Irrevocable Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Director Appointment and Nomination Agreement, dated as of February 12, 2024 (the “Agreement”) among American Electric Power Company, Inc. and the Icahn Group. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) at least 2,675,000 Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), I irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Pursuant to Section 1(a)(v) of the Agreement, immediately upon the occurrence of a Regulatory Denial, I irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:
A-1

EXHIBIT B

MEDIA CONTACT: ANALYSTS CONTACT:
Tammy Ridout Darcy Reese
Managing Director, External Communications Vice President, Investor Relations
614/716-2347 614/716-2614

FOR IMMEDIATE RELEASE

AEP Appoints Two New Directors
Company enters into an agreement with Icahn Capital L.P.

COLUMBUS, Ohio, Feb. 12, 2024 – American Electric Power (Nasdaq: AEP) today announced that it has entered into an agreement with Icahn Capital L.P. and certain of its affiliates, under which Hunter C. Gary, senior managing director at Icahn Enterprises L.P., and Henry (“Hank”) P. Linginfelter, retired executive vice president of Southern Company Gas, will join AEP’s Board of Directors, effective today.
Julie Sloat, AEP chair, president and chief executive officer, said, “On behalf of the Board, we welcome Hunter and Hank to AEP. Hunter’s experience providing operational oversight as an investor and public company director and Hank’s utility regulatory experience will serve us well as we continue to execute on our strategic priorities and enhance value for our shareholders. We are confident that their perspectives will add value in the boardroom as we continue to simplify and de-risk our operations, control costs and execute on our flexible and robust capital plan to provide safe, reliable and affordable service to our customers.”
“We look forward to working with Julie Sloat and the Board of Directors to optimize the value and performance of AEP’s high quality regulated electric utility business for the benefit of all of AEP’s stakeholders,” said Carl C. Icahn.
With the additions of Gary and Linginfelter, the Board will temporarily increase to 14 directors, 13 of whom are independent. Gary and Linginfelter will stand for election at AEP's 2024 Annual Meeting of Shareholders as part of the company’s recommended slate of director nominees, following which the Board will once again be comprised of 12 directors. Gary’s appointment is subject to certain regulatory approvals, and he will have voting rights on the Board after those approvals are received.
Additionally, the Board has invited Andrew J. Teno, portfolio manager at Icahn Capital, to serve as a non-voting observer in Board meetings. Teno brings significant relevant industry expertise given his experience as a Board member of FirstEnergy, Southwest Gas Corporation and Cheniere Energy, Inc., among others.
Icahn Capital and certain of its affiliates have agreed to customary standstill, voting commitments and other provisions. The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.
J.P. Morgan Securities LLC is serving as financial advisor and Simpson Thacher & Bartlett LLP is serving as legal counsel to AEP.

About Hunter C. Gary
Gary is a senior managing director of Icahn Enterprises, L.P. (IEP), a diversified holding company engaged in a variety of businesses, where he is responsible for monitoring and enhancing portfolio company operations. Gary is also a member of the Board of Conduent Inc. and CVR Energy, Inc. He received his Bachelor of Science degree from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

About Henry P. Linginfelter
Linginfelter is the retired executive vice president of Southern Company Gas, the largest gas utility in the U.S. He was responsible for all operations, safety, construction, customer service, engineering, environmental, gas supply and control, budgeting and planning, and financial planning, among other responsibilities. He currently serves as a member of the Board of Directors at Southwest Gas Holdings Inc., and previously was on the Board of Southern Company’s captive insurance business. He has broad executive and operating experience, as well as extensive experience in regulatory and legislative affairs. Linginfelter is the former chair of the Southern Gas Association and served on the American Gas Association Leadership Council for several years. Linginfelter received his Bachelor of Science and Industrial Management at Georgia Institute of Technology as well as an MBA at Georgia State University.

About AEP
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 17,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation's largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with nearly 29,000 megawatts of diverse generating capacity, including approximately 6,100 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP's family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in

Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics and any associated disruption of AEP's business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP's ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP's ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP's ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

EXHIBIT C
CONFIDENTIALITY AGREEMENT

February 12, 2024

To: Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of any Icahn Designee to the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of February 12, 2024, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, an Icahn Designee and the Icahn Board Observer may, if and to the extent he or she desires to do so, disclose non-privileged information he or she obtains while serving as a member of the Board (in the case of the Icahn Designee) or an observer to the Board (in the case of the Icahn Board Observer) to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Representatives”), subject to the restrictions in paragraph 2, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, the Icahn Board Observer or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee or the Icahn Board Observer or by or on behalf of the Company, any of its subsidiaries or their respective agents, representatives, attorneys, advisors, directors (other than the Icahn Designee), officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than any Icahn Designee, the Icahn Board Observer, the New Independent Director, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, any of its subsidiaries or any other person with respect to such information at the time the information was disclosed to you.

2.You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential, (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company and (c) use the Evaluation Material only in connection with monitoring and advising you on your investment in the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that the Icahn Designee (including any Replacement Designee) and the Icahn Board Observer shall not disclose to you or your Representatives any Privileged Information (as defined below) that may be included in the Evaluation Material. “Privileged Information” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege.

3.In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company or any of its subsidiaries other than the Chair of the Board, the President and Chief Executive Officer, Chief Financial Officer, General Counsel or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Icahn

Designee acting in his or her capacity as a Board member (nor shall it apply to any other Board members).

5.All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.

6.You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Common Shares or any of the Company’s other securities on the basis of such information in violation of such laws.

7.You hereby represent and warrant to the Company that (i) you have all requisite corporate, entity or other power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8.Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9.You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the federal or state courts of the State of New York. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10.Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the federal or state courts of the State of New York, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12.All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, OH 43215-2373
Attention: David M. Feinberg, EVP, General Counsel and Secretary
Email: dmfeinberg@aep.com

With copies to (which shall not constitute notice):

Simpson, Thacher & Bartlett LLP
425 Lexington Avenue New York, NY 10017
Attention: Eric Swedenburg
Matthew Gabbard
Emails:  eswedenburg@stblaw.com
matthew.gabbard@stblaw.com

if to the Icahn Group:

Icahn Capital LP
16690 Collins Avenue, Penthouse Suite
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: jlynn@sfire.com

13.If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14.This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

15.This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.

16.The Icahn Group shall cause any Replacement Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.

17.This letter agreement shall expire three (3) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth in this letter agreement any Evaluation Material (i) constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and/or (ii) retained pursuant to Section 5.

18.No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

19.Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

AMERICAN ELECTRIC POWER COMPANY, INC.

By:
Name: Julie Sloat
Title: Chair, President and Chief Executive
Officer

[Signature Page to Confidentiality Agreement between American Electric Power Company, Inc. and the Icahn Group]

Accepted and agreed as of the date first written above:

CARL C. ICAHN

\
Carl C. Icahn

HUNTER GARY

Hunter Gary

ANDREW TENO

Andrew Teno

ICAHN PARTNERS LP

By:
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:
Name: Ted Papapostolou
Title: Chief Financial Officer

[Signature Page to Confidentiality Agreement between American Electric Power Company, Inc. and the Icahn Group]

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By:
Name: Ted Papapostolou
Title: Chief Financial Officer

IPH GP LLC

By:
Name: Ted Papapostolou
Title: Chief Financial Officer

ICAHN CAPITAL LP

By:
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN ONSHORE LP

By:
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN OFFSHORE LP

By:
Name: Jesse Lynn
Title: Chief Operating Officer

BECKTON CORP

By:
Name: Ted Papapostolou
Title: Vice President
[Signature Page to Confidentiality Agreement between American Electric Power Company, Inc. and the Icahn Group]

SCHEDULE A

Carl C. Icahn

Hunter Gary

Andrew Teno

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Enterprises G.P. Inc.

Icahn Enterprises Holdings L.P.

IPH GP LLC

Icahn Capital LP

Icahn Onshore LP

Icahn Offshore LP

Beckton Corp.
[Schedule A]